Exhibit 10.3

PLEDGE AND SECURITY AGREEMENT

This Pledge and Security Agreement (this “Agreement”) is made on this April 27, 2023, between Just Right Products, Inc, a Texas corporation, having its principal place of business at 5941 Posey Lane, Haltom City, Texas, 76117, (“Debtor”) and Robert F. Breese, an individual residing at 5782 Blue Ridge Dr, Ft. Worth, Tx, 76112, (“Secured Party”).

WHEREAS, Debtor and Secured Party are parties to that certain Asset Purchase Agreement, Consulting Agreement, and Promissory Note, each dated of the date hereof (as amended, restated or otherwise modified from time to time, the “Transaction Documents”); and

WHEREAS, it is a condition precedent to Secured Party entering into the Transaction Documents that the Debtor shall have executed and delivered to Secured Party this Agreement providing for the grant to Secured Party a security interest in the Assets (as defined in the Asset Purchase Agreement) held by Secured Party and to be transferred to Debtor pursuant to the Transaction Documents, to secure all of Debtor’s obligations under the Transaction Documents.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties, and representations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Creation of Security Interest. Secured Party shall secure the Note (as defined in the Asset Purchase Agreement) in the principal amount of $200,000.00 and the payment and performance of all other liabilities and obligations of Debtor to Secured Party of every kind and description, direct or indirect, absolute or contingent, due or to become due now existing or hereafter arising. In addition, Debtor hereby grants to Secured Party a security interest in the collateral described in Paragraph 2 to secure the performance and payment of the Note of Debtor to Secured Party as set forth in the Transaction Documents (collectively, the “Pledged Collateral”).

2. Pledged Collateral. The Pledged Collateral shall consist of the following:

Description	Serial Number
Tajima TMEX C901 single head	01568
Tajima TMIIC1508 8 head	U2510
Tajima TMEDC 912 12 head	2171
Tajima TMEDC 918-18 head	2056
Tajima TMEDC 918-18 head	1500
Tajima TMEDC 918-18 head(Parts)	1501
Tajima	7083
SWF E/UH1506 6 head	C6400301
Brother BAS 415 1 head	J1560694
Embroidery Software
Pulse DG15 Maestro	NG47438
Creator	NG65165
Artist	NG67238

3. Security Interest. Debtor grants to Secured Party a security interest in the Pledged Collateral as described in Paragraph 2 placed upon the premises located at 2333 Minnis Drive Suite D, Haltom City, Texas 76117 (the “Premises”).

4. Warrants and Covenants. Debtor hereby warrants and covenants that Debtor shall pay to Secured Party the sum or sums evidenced by the Transaction Documents. The Pledged Collateral will not be removed from the Premises other than in the ordinary course of business. Debtor will immediately notify Secured Party in writing of any change in the Premises. Debtor will not sell, dispose, or otherwise transfer any of the Pledged Collateral or any interest therein without the prior written consent of Secured Party, and Debtor shall keep the Pledged Collateral free from unpaid charges, taxes, and liens. Debtor shall maintain insurance at all times with respect to all Pledged Collateral against risks of fire, theft, and other such risks and in such amounts as Secured Party may require. Debtor shall make all repairs, replacements, additions, and improvements necessary to maintain the Pledged Collateral in good working order and condition.

5. Default. Debtor shall be in default under this Agreement upon any non-compliance with or non-performance of the Debtor’s obligations under this Agreement or the Transaction Documents. Upon default and at any time thereafter, Secured Party may declare all obligations secured hereby immediately due and payable and shall have the remedies of Secured Party pursuant to this Agreement, the Transaction Documents or applicable law.

6. Waiver. No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion.

7. Notices. Any notices required to be given under this Agreement by either party to the other may be made by personal delivery in writing or by registered or certified mail, postage prepaid, return receipt requested. A notice shall be deemed communicated as of the time of delivery if personally delivered, or as of the time of mailing. The address of the Debtor for the purpose of receiving notice shall be 5941 Posey Ln, Haltom City, Texas. 76117 The address of the Secured Party for this purpose shall be 5782 Blue Ridge Dr, Ft. Worth, Tx. 76112. Either party may change its address for the purpose of receiving notice by giving the other party written notice of the change.

8. Governing Law. This Agreement shall be construed under and in accordance with the laws of Texas and all obligations of the parties created under this Agreement are performable in Texas.

9. Parties Bound. This Agreement shall be binding on and inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators, legal representatives, successors and assigns as permitted by this Agreement.

10. Legal Construction. In the event, any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability shall not affect any other provision. This Agreement shall be construed as if the invalid, illegal, or unenforceable provision had never been contained in it.

11. Amendments. This Agreement may be amended by the parties only by a written agreement.

12. Assignment. This Agreement shall not be assignable by either party without the express written consent of the other party.

13. Attorney’s Fees. If any action at law or in equity is brought to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees in addition to any other relief to which that party may be entitled.

14. Signatories. This Agreement shall be signed on behalf of Debtor by Marc Johnson, its President, and on behalf of Secured Party by Robert F. Breese, individually, and shall be effective as of the date first written above. Each party represents and warrants that they have obtained the proper authority, whether arising under applicable law, corporate governance, or otherwise to enter into this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DEBTOR:	SECURED PARTY:

By:	/s/ Marc Johnson	By:	/s/ Robert F. Breese
	Marc Johnson		Robert F. Breese
Its:	President	Dated:	April 27, 2023
Date:	April 27, 2023

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